Exhibit 10.1

AMENDMENT NUMBER 4 TO THE CONSULTING AGREEMENT BY AND BETWEEN COMMUNITY BANK OF THE CHESAPEAKE AND JAMES F. DI MISA

This amendment to the consulting agreement by and between Community Bank of the Chesapeake (the “Bank”) and James F. Di Misa (the “Consultant”) is entered into on September 30, 2021 (the “Amendment Number 4”).

WHEREAS, the Bank and the Consultant entered into a consulting arrangement (“Consulting Agreement”) on April 1, 2019 and subsequently extended the term of the Consulting Agreement through September 30, 2021; and

WHEREAS, the Bank requires the Consultant’s services for an additional three months and thereby wishes to further extend the Consulting Agreement through December 31, 2021; and

WHEREAS, the Consulting Fee (as such term is defined in Section 2(a) of the Agreement) will be $17,500.00 effective October 1, 2021.

NOW, THEREFORE:

1.	Effective September 30, 2021, Section 2(a) of the Agreement is hereby amended by deleting the last three sentences in Section 2(a) and replacing those sentences with the following new language:

“If this Agreement is extended beyond December 31, 2021, the Consultant will be compensated on an hourly basis for actual hours worked and billed to the Bank. The Consultant’s hourly fee will be $150 per hour. Consultant will be paid within 30 days of the Bank’s receipt and approval of an invoice for hours billed.”

2.	Effective September 30, 2021, Section 1(a) shall be deleted in its entirety and replaced with the following new Section 1(a):

“The Consultant shall provide consulting services through December 31, 2021, unless sooner terminated by the Parties or extended by the Bank. Any extension will be the “Consulting Period” for purposes of Section 3 of this Agreement.”

3.	All other provisions of the Agreement will remain in full force and effect

4.	The term of the Agreement is extended through December 31, 2021, unless otherwise terminated sooner or extended.

IN WITNESS WHEREOF, the Bank has caused this Amendment Number 4 to be executed by its duly authorized representative and Consultant has signed this Amendment Number 4 effective as of the date first above written.

COMMUNITY BANK OF THE CHESAPEAKE

By:

CONSULTANT

By: